LIMITED POWER OF ATTORNEY

The undersigned hereby appoints each of John M. Bryant, Jr., Andrew E. Loope, and Amanda L. Callaway, as his attorney-in-fact with full power to act in his name, place and stead for the limited purpose of executing on his behalf all forms required to be signed and filed by him under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.  The authority of the foregoing individuals shall continue until the undersigned is no longer required to file any of the aforementioned forms with regard to the undersigned's ownership of or transactions in securities of Healthcare Realty Trust Incorporated, unless earlier revoked in writing.  The undersigned acknowledges that the foregoing individuals are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the undersigned hereunto sets his/her hand this 1st day of November 2016.

___/s/ Robert E. Hull____________________________
Robert E. Hull